UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

                 AML COMMUNICATIONS, INC.
(Name of Registrant as Specified in its Charter)

                                            N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration No.:

(3)	Filing Party:

(4)	Date Filed:

AML COMMUNICATIONS, INC.
1000 Avenida Acaso
Camarillo, California 93012

SUPPLEMENT TO PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
________________, 2011

This filing supplements the preliminary proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 19, 2011 (the “Preliminary Proxy Statement”) relating to a proposed special meeting of stockholders to vote on, among other things, the proposed merger of Atom Acquisition Corp., ( “Merger Sub”) a Delaware corporation and a wholly owned subsidiary of Microsemi Corporation, a Delaware corporation (“Microsemi”) with and into AML Communications, Inc. (the “Company”) pursuant to the Agreement and Plan of Merger, dated as of April 11, 2011, by and among the Company, Microsemi and  Merger Sub.  The date of the special meeting of stockholders of the Company has not yet been determined by the Company’s board of directors.

The purpose of this filing is solely to attach the proposed form of Proxy Card, which was not previously included with the Preliminary Proxy Statement.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

AML COMMUNICATIONS, INC.

1000 Avenida Acaso, Camarillo, CA  93012

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
_____________________, 2011

The shares represented by this proxy, when properly executed and returned, will be voted as directed by the undersigned stockholder(s) in items 1 and 2 on the reverse side of this card. If this card contains no voting directions, the shares will be voted FOR each of items 1 and 2 on the reverse side of this card.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement, revokes all prior proxies, and hereby appoints Jacob Inbar and Edwin J. McAvoy, and each of them, acting alone, as attorneys, agents and proxies of the undersigned, each with the power to appoint and substitute, and hereby authorizes each of them to represent and to vote as designated on the reverse side, all the shares of common stock, par value $0.01 per share, of AML Communications, Inc. held of record by the undersigned on April  ___, 2011 at the special meeting of stockholders of AML Communications, Inc. to be held on ______________, 2011 (the “Special Meeting”) and at any postponements or adjournments thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

(Continued and to be marked, dated and signed on the reverse side)

1.      To adopt and approve the Agreement and Plan of Merger, dated April 11, 2011 (the “Merger Agreement”), among AML Communications, Inc., a Delaware corporation (the “Company”), Microsemi Corporation, a Delaware corporation (“Microsemi”), and Atom Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Microsemi (“Merger Sub”) and the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into the Company, which will result in the Company becoming a wholly owned subsidiary of Microsemi (the “Merger”):

FOR	☐

AGAINST	☐

ABSTAIN	☐

2.      To approve one or more adjournments of the Special Meeting (as defined on the front side of the card), if necessary or appropriate, including adjournments to permit further solicitation of additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement, the Merger, and the transactions contemplated thereby:

FOR	☐

AGAINST	☐

ABSTAIN	☐

The shares represented by this proxy, when properly executed and returned, will be voted as directed by the undersigned stockholder(s) in items 1 and 2 above. If this card contains no voting directions, the shares will be voted FOR each of items 1 and 2 above.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING

Dated:                                           , 2011

Signature of Stockholder:

Signature of Joint Stockholder if held jointly:

Title or Authority:

Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.